                                                                Exhibit 1

[LOGO]

                       -- CIBER, INC. NEWS RELEASE --


For Immediate Release                             Contact:
                                                          Sara Hansen
                                                          Shareholder Relations
                                                          303/220-0100


                    CIBER ADOPTS DECEMBER FISCAL YEAR-END

    ENGLEWOOD, Colo., - Dec. 10, 1999 - CIBER, Inc. (NYSE: CBR), a leading orchestrator of e.Business acceleration for the Internet-based economy, announced today that its Board of Directors approved changing the company's fiscal year-end from June 30 to December 31. After a six-month transition period ending December 31, 1999, the company's next fiscal year will start on January 1, 2000.

    "Our decision to change CIBER's fiscal year-end is driven principally by the fact that most companies in our industry operate with a calendar year-end," CIBER's Chief Financial Officer Rich Montoni said. "CIBER's move to a December 31 year-end should help all investors and research analysts by easing the comparability of CIBER's operational and financial performance to that of our peers."

    CIBER, Inc. is a leading orchestrator of e.Business acceleration for the Internet-based economy. CIBER's proven business and technology practices combine the experience, flexibility and innovation to help enterprise and ".com" clients gain a competitive advantage in today's fast-moving marketplace. Headquartered in Englewood, Colo., CIBER has a team of more than 6,000 professionals serving client businesses from 45 offices across the U.S., Canada and Europe.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks and uncertainties that could cause actual results to vary materially from such statements. Please refer to discussions of certain of these risks and uncertainties in CIBER's Annual Reports, 10-Ks, 10-Qs and other Securities and Exchange Commission filings.

                                    #  #  #

        CIBER, Inc., 5251 DTC Parkway, Suite 1400, Englewood, CO  80111
                                www.ciber.com